Exhibit 18
                             NORWEST ADVANTAGE FUNDS
                       MULTICLASS (RULE 18F-3) PLAN
                     May 1, 1995, as amended July [ ], 1998



         This Plan is adopted by Norwest Advantage Funds (the "Trust") pursuant to Rule 18f-3 under the Investment Company Act of 1940 (the "Act") in order to document the separate arrangements and expense allocations of each class of shares of beneficial interest (the "Classes") of each of the investment portfolios of the Trust (the "Funds") specified on Schedule A attached hereto (each a "Multiclass Fund") and the related exchange privileges and conversion features.

         SECTION 1.  CLASS DESIGNATIONS

         The types of Classes of the Multiclass Funds that operate pursuant to Rule 2a-7 under the Act ("Money Funds") are: "Exchange Shares," "Institutional Shares," "Investor Shares and "Public Entities Shares." The types of Classes of the other Multiclass Funds ("Non-Money Funds") are: "A Shares," "B Shares," "C Shares" and "I Shares." Each Class has a different arrangement for shareholder services or distribution or both, as follows:

         (a) EXCHANGE SHARES. Are offered solely through the exchange privilege to shareholders of B Shares subject to a contingent deferred sales charge (subject to certain reductions or elimination of the sales charge as described in the applicable prospectus) and a distribution plan adopted in accordance with Rule 12b-1 under the Act.

         (b) INSTITUTIONAL SHARES. Are offered by each applicable Multiclass Fund at net asset value with no distribution expenses, with an investment minimum of $100,000.

         (c) INVESTOR SHARES. Are offered by each applicable Multiclass Fund at net asset value with no distribution expenses, with an investment minimum of $1,000.

         (d) PUBLIC ENTITIES SHARES. Are offered by each applicable Multiclass Fund at net asset value with no distribution expenses, with an investment minimum of $100,000.

         (e) A SHARES. Are offered by each applicable Multiclass Fund subject to a front-end sales charge (subject to certain reductions or elimination of the sales charge as described in the applicable prospectus), with an investment minimum of $1,000 to $5,000.

         (f) B SHARES. Are offered by each applicable Multiclass Fund subject to a contingent deferred sales charge (subject to certain reductions or elimination of the sales charge as described in the applicable prospectus) and a distribution plan adopted in accordance with Rule 12b-1 under the Act with a minimum investment of $1,000 to $5,000.

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         (g) C SHARES. Are offered by each applicable Multiclass Fund subject to a front-end sales charge and subject to a contingent deferred sales charge (each charge of which is subject to certain reductions or elimination as described in the applicable prospectus) and a distribution plan adopted in accordance with Rule 12b-1 under the Act with a minimum investment of $1,000.

         (h) I SHARES. Are offered by each applicable Multiclass Fund solely to fiduciary, agency, and custodial clients of bank trust departments, trust companies and their affiliates and to clients of investment advisers registered under the Investment Advisers Act of 1940 at net asset value with no distribution expenses, with an investment minimum of $1,000.

         SECTION 2.  VOTING

         Each Class shall have exclusive voting rights on any matter submitted to a shareholder vote that relates solely to the Class' arrangement for shareholder services or distribution and each Class shall have separate voting rights with respect to any matter submitted to a shareholder vote in which the interests of one Class differ from the interests of another Class.

         SECTION 3.  CLASS EXPENSE ALLOCATIONS

         (a) DISTRIBUTION EXPENSES. All expenses incurred under a Class's distribution plan adopted in accordance with Rule 12b-1 under the Act shall be allocated to that Class.

         (b) OTHER CLASS EXPENSES. The following expenses, which are incurred by Classes in different amounts or reflect differences in the amount or kind of services that different Classes receive (collectively with distribution expenses under Section 3(a) "Class Expenses"), shall be allocated to the Class that incurred the expenses:

         (i)      Transfer  agent fees and  expenses;
         (ii)     Administrative  fees and expenses;
         (iii)    Litigation,  legal and  audit  fees;
         (iv)     State and foreign securities  registration fees;
         (v)      Shareholder report expenses;
         (vi)     Trustee fees and expenses;
         (vii) Preparation, printing and related fees and expenses for proxy statements and, with respect to current shareholders, shareholder reports, prospectuses and statements of additional information; and
         (viii) Subject to approval by the Trustees, such other fees and expenses as Forum Financial Services, Inc. ("Forum"), manager of the Trust, pursuant to Rule 18f-3 deems to be allocable to specified Classes.



         (c) Class Expense Allocations. Class Expenses are to be borne solely by the Class to which they relate. Items (i) and (ii) of Section 3(b) in their entirety are incurred by the Funds on a Class by Class basis and, accordingly, are wholly allocated to specific Classes. All other items in

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Section  3(b) are  allocated  to a specific  Class  only to the extent  they are attributable to the Classes in different amounts.

         SECTION 4.  OTHER ALLOCATIONS AND WAIVERS/REIMBURSEMENTS

         (a) EXPENSES APPLICABLE TO MORE THAN ONE FUND. Expenses (other than Class Expenses) incurred by the Trust on behalf of a Fund shall be allocated to that Fund and expenses (other than Class Expenses) incurred by the Trust on behalf of more than one Fund shall be allocated among the Funds that incurred the expenses based on the net asset values of the Funds in relation to the net asset value of all Funds to which the expense relates.

         (b) GENERAL ALLOCATION RULE. Unless otherwise noted, income, realized and unrealized capital gains and losses and expenses other than Class Expenses related to a Fund shall be allocated to each share of the Fund pro rata on the basis of its net asset value.

         (c) SETTLED SHARE METHOD - MONEY FUNDS. With respect to Money Funds, income, realized and unrealized capital gains and losses and expenses other than Class Expenses related to a Fund shall be allocated to each class of the Fund based on the net asset value of the Class (excluding the value of subscriptions receivable) in relation to the net asset value of the Fund.

         (d) SETTLED SHARE METHOD - OTHER DAILY DIVIDEND FUNDS. With respect to funds other than Money Funds that declare dividends daily, income and expenses other than Class Expenses related to a Fund shall be allocated to each class of the Fund based on the net asset value of the Class (excluding the value of subscriptions receivable) in relation to the net asset value of the Fund.

         (e) WAIVERS AND REIMBURSEMENTS. Nothing in this Plan shall be construed as limiting the ability of any person to waive any fee paid by a Fund or Class to that person or to reimburse any or all expenses of a Fund or Class; provided, however, that no waiver or reimbursement shall be made such that the waiver or reimbursement is, in effect, a de facto modification of the fees provided for in the Fund's various service agreements.

         SECTION 5.  EXCHANGE PRIVILEGES

         Shareholders of a Class may exchange their shares of a Class for shares of another Fund in accordance with Section 11(a) of the Act, the rules thereunder and the requirements of the applicable prospectuses as follows:

         (a)    EXCHANGE SHARES.  Exchange Shares of a Fund may be exchanged for
               (i) Exchange Shares of any other Fund or (ii) B Shares.

         (b) INSTITUTIONAL SHARES. Institutional Shares of a Fund may be exchanged for (i) Institutional Shares of any other Fund, (ii) I Shares or (iii) shares of U. S. Government Fund, Cash Investment Fund or Treasury Fund.

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         (c)    INVESTOR  SHARES. Investor Shares of a Fund may be exchanged for
               (i) Investor Shares of any other Fund or (ii) A Shares.

         (d) PUBLIC ENTITIES SHARES. Public Entities Shares of a Fund may be exchanged for (i) Institutional Shares of any other Fund, (ii) I Shares or (iii) shares of U. S. Government Fund, Cash Investment Fund or Treasury Fund.

         (e)   A SHARES.   A  Shares of a Fund may be exchanged for (i) A Shares
               of any other Fund or (ii) Investor Shares of any other Fund.

         (f) B SHARES. B Shares of a Fund may be exchanged for (i) B Shares of any other Fund or (ii) Exchange Shares of any other Fund.

         (g) C SHARES. C Shares of a Fund may be exchanged for C Shares of any other Fund.

         (h) I SHARES. I Shares of a Fund may be exchanged for (i) I Shares of any other Fund or (ii) Institutional Shares.

         SECTION 6.  CONVERSIONS

         (a) Automatic B Share to A Share Conversion. B Shares shall automatically convert into A Shares of the same Fund at the end of the month following the expiration of a specified holding period (the "Holding Period") for the B Shares. If the B Shares were obtained through an exchange, the Holding Period shall be the specified Holding Period for the B Shares of the Fund from which the shareholder initially exchanged. The Holding Period for B Shares shall be specified in each prospectus offering B Shares.

         (b) Automatic Exchange Share to Investor Share Conversion. Exchange Shares shall automatically convert into Investor Shares of the same Fund at the end of the month following the expiration of a specified holding period (the "Holding Period") for the Exchange Shares. If the Exchange Shares were obtained through an exchange, the Holding Period shall be the specified Holding Period for the B Shares of the Fund from which the shareholder initially exchanged. The Holding Period for Exchange Shares shall be specified in each prospectus offering Exchange Shares.

         (c) Non-Eligibility Conversion. I Shares shall automatically convert to A Shares of the same Fund after the beneficial shareholder of the I Shares becomes ineligible to own I Shares and is so informed by the Fund.

         (d) Basis of Conversions. All conversions shall be effected on the basis of the relative net asset values per share of the two Classes as last determined on the day of the conversion without the imposition of any fee or charge.

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         SECTION 7.  AMENDMENTS AND BOARD REVIEW

         (a) Non-Material Amendments. Non-material amendments to this Plan may be made at any time by Forum after consultation with the investment advisers of each Fund affected by the amendment.

         (b) Material Amendments. Material amendments to this Plan may only be made by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust as defined by the Act, upon a finding that the amendment is in the best interests of the Classes affected by the amendment and of the Fund and the Trust. Prior to any material amendment to this Plan, the Board of Trustees (the "Board") shall request such information as may be reasonably necessary to evaluate the Plan as proposed to be amended.

         (c) Board Review. The Board, including a majority of those Trustees who are not interested persons of the Trust as defined in the Act, shall review periodically (i) this Plan for its continuing appropriateness and (ii) any fee waivers and expense reimbursements to determine that the Funds are in compliance with Section 4(d).



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                             NORWEST ADVANTAGE FUNDS
                          MULTICLASS (RULE 18F-3) PLAN

                              AS OF JULY [ ], 1998

                                   SCHEDULE A
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Municipal Money Market Fund
Ready Cash Investment Fund
Intermediate  Government Income Fund
Stable  Income  Fund
Income  Fund
Total  Return Bond Fund
Tax-Free Income Fund
Colorado Tax-Free Fund
Minnesota Tax-Free Fund
Growth Balanced Fund

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Income Equity Fund
ValuGrowth Stock Fund
Diversified Equity Fund
Growth Equity Fund
Large Company Growth Fund
Diversified Small Cap Fund
Small Company Stock Fund
Small Cap Opportunities Fund
International Fund